UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 24, 2006


                               RTG Ventures, INC.
                               ------------------
             (Exact name of registrant as specified in this charter)


          FLORIDA                      333-85072                 59-3666743
          -------                      ---------                 ----------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


                               185 Madison Avenue
                            New York, Nrw York 10016
                            ------------------------
              (Address and Zip Code of Principal Executive Offices)


                    Issuer's Telephone Number: (212) 725-4423


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Effective April 24, 2006, the control of the Registrant changed. This was due to the expiration and revocation of the proxy given by Silver Lake Holdings Inc, Lancer Corporation and Linda Perry to Deborah Rose. At a Shareholders meeting the Directors prior to January 31, 2005 as set forth in Item 5.02 below were elected. In addition, the Registrant never issued the controlling block of shares TWO MILLION (2,000,000) shares of preferred stock, with voting rights of 100 to 1, in the name of Deborah Rose as stated in the filed 8K dated March 29, 2005.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective April 24, 2006, following a shareholders meeting, all existing Directors and Officers are removed and the only Directors and Offices of the Corporation are:

Linda Perry                President, Chief Executive Officer, Director
Barrington Fludgate        Secretary, Chief Financial Officer, Director

Both Ms. Perry and Mr. Fludgate were Directors of the Company prior to January 31, 2005.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (d) Exhibits

          99.1    Resolution of Shareholders
          99.2    Resolution of Directors



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RTG Ventures, Inc.
                                       (Registrant)


Dated: April 24, 2006                  By:/s/ Linda Perry
                                          ---------------
                                          Linda Perry, President